Exhibit 23.7

KPMG LLP

811 Main Street

Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-266465) on Form S-1 of ProFrac Holdings Corp. of our report dated March 22, 2023, with respect to the consolidated financial statements of Flotek Industries, Inc., not included herein, which report appears in the March 30, 2023 annual report on Form 10-K of ProFrac Holdings Corp..

/s/ KPMG LLP

Houston, Texas

March 30, 2023